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                                                                   EXHIBIT 16.01


April 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        RE: CSK AUTO, INC.


     We have read the disclosures relating to the change in accountants described in the Company's Form S-4 dated April 25, 1997 and are in agreement with the statements contained on page 97 therein.


Yours very truly,


PRICE WATERHOUSE LLP


Phoenix, Arizona